Exhibit 10.2

TRANSACTION BONUS AGREEMENT

THIS TRANSACTION BONUS AGREEMENT (this “Agreement”) is entered into effective as of February 12, 2024 (the “Effective Date”), by and between Whole Earth Brands, Inc., a Delaware corporation (“WEB”) and [___________] (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employee is currently employed as the [___________] of the Company and is an integral part of its management;

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel such as Employee;

WHEREAS, the Company recognizes that the possibility of a “Change in Control” (as defined below) of the Company will cause uncertainty and distract the Employee from his or her assigned duties to the detriment of the Company and its stockholders;

WHEREAS, the Company is concerned that without an agreement relating to Employee’s continued employment through the consummation of a Change in Control and following a Change in Control, Employee may not be incented to stay and fulfill Employee’s assigned duties during the period prior to or after a Change in Control; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the Employee’s continued attention and dedication to the Employee’s assigned duties up to and following a Change in Control of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the Employee and the Company, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

The following terms shall have the meanings set forth below whenever used herein:

(a)             “Affiliate” shall mean a person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

(b)             “Cause” shall have the same meaning as such term in any effective individual employment agreement that the Employee has entered into with the Company or its Affiliates; provided, however, that in the event that the Employee does not have such an employment agreement or such an employment agreement does not define the term “Cause,” then “Cause” shall mean: (i) the failure or refusal by the Employee to perform any material duties and responsibilities consistent with the Employee’s position (other than any failure on account of the Employee’s Disability) and, to the extent curable, failure by the Employee to cure within thirty (30) days of receipt of written notice thereof (which such notice describes such failure in reasonable detail); (ii) any act by the Employee of gross negligence, recklessness, or willful misconduct on a matter that is not inconsequential, as reasonably determined by the Board in good faith; (iii) any material violation by the Employee of any duty of loyalty to the Company or its Affiliates; (iv) the conviction of the Employee by, or a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (A) any felony, or (B) any crime of moral turpitude; (v) any act by the Employee of fraud, misappropriation of assets (involving assets having a value of $500 or more) or embezzlement with respect to the Company, any Affiliate or their owners, customers, suppliers or employees; (vi) a material breach by the Employee of any provision of his or her individual employment agreement with the Company or its Affiliates; (vii) non-compliance with any material policies, guidelines or procedures of the Company and its Affiliates, that causes material harm to the Company, and which are communicated to the Employee and, to the extent curable, failure to cure by the Employee within thirty (30) days of written notice thereof (which such notice describes such alleged non-compliance in reasonable detail); or (viii) drunkenness or substance abuse by the Employee that materially interferes with the Employee’s performance of the Employee’s duties with the Company and/or its Affiliates.

(c)             “Change in Control” shall mean the earlier of: (i) a Change in Ownership or (ii) a Change in the Ownership of Assets, as described herein and construed in accordance with Section 409A.

(i)              “Change in Ownership” will occur on the date that any one Person acquires, or “Persons acting as a group” acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Persons acting as a group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons acting as a group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons acting as a group is not considered to cause a Change in Ownership. An increase in the percentage of capital stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii)             A “Change in the Ownership of Assets” will occur on the date that any one Person acquires, or Persons acting as a group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 1(c), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of the Company pursuant to a registered public offering. Persons will be considered to be “Persons acting as a group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

A Change in Control will not include a transfer to a related person as described in Code Section 409A or a public offering of capital stock of the Company.

(d)             “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)             “Company” shall mean WEB and its Affiliates or successors, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only WEB.

(f)              “Disability” shall mean an inability to perform the Employee’s material services for the Company for a period of ninety (90) consecutive days or a total of one hundred eighty (180) days, during any three hundred sixty-five (365) day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Employee (or his or her guardian) and the Company, provided that the Employee (or his or her guardian) and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Employee by the Company shall conclusively establish the Employee’s Disability.

(g)             “Good Reason” shall mean, without the express written consent of the Employee, (i) a material negative change in the nature or status of Employee’s responsibilities or the conditions of Employee’s employment with the Company (or any Affiliate of Company or any successor thereof) from those in effect immediately prior to the Change in Control; provided, however, for the avoidance of doubt, that certain functions or businesses not being included in Employee’s responsibilities as a result of any organization and/or cost saving restructuring implemented following the Change of Control shall not constitute “Good Reason” so long as the type and executive nature of such Employee’s responsibilities are not materially affected; (ii) a material reduction in the Employee’s annualized cash compensation opportunity, which shall include Employee’s base compensation and Employee’s annual target cash bonus opportunity as in effect immediately prior to a Change in Control; or (iii) the relocation of the Employee to an office or location which would increase his daily commute distance by more than fifty (50) miles (one-way) from the location at which the Employee normally performed Employee’s services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Employee’s responsibilities. Notwithstanding the foregoing, in the case of the Employee’s allegation that his or her Service was terminated for Good Reason: (A) Employee shall provide notice to the Company of the event alleged to constitute a Good Reason termination within ninety (90) days of the occurrence of such event, and (B) the Company shall be given the opportunity to remedy the alleged Good Reason termination event within thirty (30) calendar days from receipt of notice of such allegation and Employee terminates Service no later than sixty (60) days thereafter.

(h)             “Good Standing” shall mean (i) the Employee not having given notice of the Employee’s resignation of Service and (ii) the Company not having given notice to the Employee of a termination of Service, in each case, prior to the date of a Change in Control.

(i)              “Person” shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.

(j)              “Service” shall mean the Employee’s employment with the Company and its Affiliates. Employee’s Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which Employee is employed is not Whole Earth Brands, Inc. or its successor (or an Affiliate of Whole Earth Brands, Inc. or its successor).

(k)             “Termination Event” shall mean the Termination of Service of the Employee after a Change in Control either:

(i)              by the Company and its Affiliates (or their successors) without Cause, excluding terminations due to the Employee’s death or Disability; or (ii) by the Employee for Good Reason.

(l)              “Termination of Service” shall mean the Employee’s “separation from service” with the Company and its Affiliates within the meaning of Treas. Reg. § 1.409A-1(h)(1)(ii).

Section 2. Term of Agreement.

(a)             Term. This Agreement is effective on the Effective Date and shall remain in full force and effect until the earlier to occur of: (a) the Termination of Service of the Employee for any reason, if such Termination of Service occurs prior to a Change in Control; and (b) the date that the Company has fully performed its obligations under Section 3(a) of this Agreement (the “Term”).

(b)             Survival. Notwithstanding the expiration of the Term or other termination of this Agreement (whether or not a Change in Control shall occur prior to the expiration of the Term or other termination of this Agreement), (i) Section 5(a), Section 5(b), Section 5(c), Section 5(d) and Section 6(d) of this Agreement shall survive any expiration or termination of this Agreement and (ii) the terms of this Agreement shall survive to the extent necessary to enable Employee to enforce his or her rights under Section 3 of this Agreement.

Section 3. Transaction Bonus.

(a)             Transaction Bonus. If the Employee continues to remain an employee in Good Standing through the closing date of a Change in Control, the Employee shall be entitled to receive a one-time cash bonus equal to $_________ (the “Transaction Bonus”), subject to applicable income and employment tax withholding. The Transaction Bonus, if any, shall be payable to the Employee as follows: (i) 50% of the Transaction Bonus will be paid within fifteen (15) days following the closing date of a Change in Control, and (ii) 50% of the Transaction Bonus (the “Holdback Bonus Portion”) will be paid upon the earlier to occur of (x) the sixth (6th) month anniversary of the date of the Change in Control or (y) the date of the Termination of Service of the Employee due to the occurrence of a Termination Event. For the avoidance of doubt, if prior to the sixth (6th) month anniversary of the Change in Control, the Employee’s Service is terminated for any reason other than a Termination Event, then the Employee will immediately forfeit any and all right to receive (and the Company shall have no further obligation to pay) the Holdback Bonus Portion.

Notwithstanding the foregoing, if a Change in Control is not consummated on or prior to December 31, 2024, then the right of the Employee to receive the Transaction Bonus under this Section 3(a) shall terminate on such date.

(b)             No Severance Pay During Six Month Period. During the six (6) month period immediately following a Change in Control of the Company (the “Six Month Period”), the Employee hereby acknowledges and agrees that the Employee shall not be entitled to receive payment under any severance plan, policy or arrangement maintained by the Company including, without limitation, the Company’s Severance Policy and the Change in Control Severance Policy addendum, nor under any individual employment or other services agreement with the Company or any of its Affiliates (other than any amounts required to be paid to the Employee under Federal, state or local law, including but not limited to the Worker Adjustment and Retraining Notification Act). To the extent the Employee remains in the Service of the Company and its Affiliates (or their successors) after the Six Month Period, any severance the Employee may be eligible to receive in the future will be based on the terms and conditions set forth in either (i) the severance plan, policy or arrangement of the Company and its Affiliates (or their successors) or (ii) the individual employment or service agreement the Employee has with the Company or any of its Affiliates (or successors), in each case, which is or may then be in effect at that time. Nothing herein shall be deemed to restrict the right of the Company to amend or terminate any such plan in a manner generally applicable to similarly situated active employees of the Company, in which event the Employee shall be entitled to participate on the same basis (including payment of applicable contributions) as similarly situated active employees of the Company.

(c)             Release and Payment. Payments under Section 3(a) of this Agreement shall be conditioned upon the execution, non-revocation, and delivery of a Release Agreement, in substantially the same form attached hereto as Exhibit A (the “Release”), by Employee within sixty (60) days of the date of the closing of the Change in Control. The payments due to the Employee under Section 3(a) of this Agreement shall commence on the sixtieth (60th) day following the closing of the Change in Control provided that (i) the Company has received a properly executed Release by the Employee during such sixty (60) day period and (ii) the revocation period during which Employee is entitled to revoke such Release has expired on or prior to the sixtieth (60th) day following the closing of the Change in Control. If the Employee fails to properly execute and deliver the Release (or the proper revocation period has not expired during the allowed sixty (60) day period following the closing of the Change in Control), the Employee agrees that Employee shall not be entitled to receive the benefits described in Section 3(a) of this Agreement. Notwithstanding anything contained herein to the contrary, Employee has no obligation to execute the Release and a failure to execute (or revoke) the Release by Employee shall only result in a failure to receive the payments under Section 3(a) of this Agreement and shall not form the basis for a breach of this Agreement by the Employee. The Company shall deliver the final form of the Release for Employee’s consideration within the three-day period immediately following the closing of the Change in Control in order to ensure that the Employee has adequate time to complete each of the Employee’s requirements set forth herein.

Section 4. [INTENTIONALLY OMITTED].

Section 5. Certain Covenants by the Employee.

(a)             Protection of Confidential Information. The Employee acknowledges that in the course of his or her employment with the Company, the Employee has obtained confidential, proprietary and/or trade secret information of the Company, relating to, among other things, (i) programs, strategies, information or materials related to the business, services, manner of operation and activities of the Company, (ii) customers, suppliers, dealers, distributors, clients or prospects of the Company, (iii) computer hardware or software used in the course of the Company business, (iv) marketing strategies or other activities of the Company from or on behalf of any of its clients, (v) business plans, business strategies, and employee names and information, (vi) trade secrets, patent applications, and other intellectual property of the Company, and (vii) customer proprietary network information and personal information of directors, officers, employees, customers, agents, suppliers or contractors (hereinafter collectively referred to as “Confidential Information”); provided, however, that, for purposes of this Agreement, the term Confidential Information shall not include any information that (i) was publicly known at the time of disclosure to Employee, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company or any of its Affiliates by any person or entity; or (iii) is lawfully disclosed to Employee by a third party. The Employee recognizes that such Confidential Information has been developed by the Company at great expense; is a valuable, special and unique asset of the Company which it uses in its business to obtain competitive advantage over its competitors; is and shall be proprietary to the Company; is and shall remain the exclusive property of the Company; is not to be transmitted to any other person, entity or thing; and, is not to be used by Employee except in the course of carrying our Employee’s duties and responsibilities of employment with the Company or its Affiliates. Accordingly, as a material inducement to the Company to enter into this Agreement with the Employee and in partial consideration for the compensation payable hereunder to the Employee, the Employee hereby:

(i)              warrants and represents that he has not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out the Employee’s duties and responsibilities of employment with the Company or its Affiliates;

(ii)             agrees to not disclose, copy, disseminate, share or transmit any Confidential Information in the future using the same degree of care Employee uses for his or her own confidential information of similar importance, but in no event less than a reasonable standard of care;

(iii)            agrees not to make use of any Confidential Information for his or her own purposes or for the benefit of any person, firm, corporation or other entity, except that, in the course of carrying out the Employee’s duties and responsibilities of employment, the Employee may use Confidential Information for the benefit of any Affiliate of the Company;

(iv)            warrants and represents that all Confidential Information in his or her possession, custody or control that is or was a property of the Company has been or shall be returned to the Company by or on the date of the Employee’s termination; and

(v)             agrees that he or she will not reveal, or cause to be revealed, this Agreement or its terms to any third party (other than the Employee’s attorney, tax advisor, or spouse), except as required by law.

The Employee’s covenants in this Section 5(a) of this Agreement are in addition to, and do not supersede, the Employee’s obligations under any confidentiality, invention or trade secret agreements executed by the Employee, or any laws protecting the Company’s Confidential Information and, unless a longer period of time is required under applicable law, Employee’s obligations under this Section 5(a) shall terminate two (2) years after a Change in Control.

(b)             Non-Solicitation. For a period commencing on the date hereof and terminating on the twenty-four (24) month anniversary of the date of the Termination of Service of the Employee, Employee shall not, (i) either on Employee’s own account or jointly with or as a manager, agent, employee, consultant, general partner, joint venture, majority owner or controlling shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit for employment any person who is an employee or officer of the Company or its Affiliates and successors at the time of solicitation; and/or (ii) call on, solicit, or engage in business with, any of the actual or targeted prospective customers or clients of the Company or any Affiliate on behalf of any person or entity in connection with any Competitive Activity (as defined below), nor shall Employee make known the names and addresses of such actual or targeted prospective customers or clients, or any information relating in any manner to the trade or business relationships of the Company or any Affiliates with such customers or clients, other than in connection with the performance of Employee’s duties for the Company, and/or (iii) persuade or encourage or attempt to persuade or encourage any persons or entities with whom the Company or any Affiliate does business or has some business relationship, including, without limitation, any suppliers to cease doing business or to terminate its business relationship with the Company or any Affiliate or to engage in any Competitive Activity on its own or with any competitor of the Company or any Affiliate; provided, however, that a general advertisement to which an employee or officer of the Company, its Affiliates of their successors responds shall in no event be deemed to result in a breach of this Section 5(b).

(c)             Non-Competition. For a period commencing on the date hereof and terminating on the twelve (12) month anniversary of the date of the Termination of Service of the Employee, Employee shall not, either on Employee’s own account or jointly with or as a manager, agent, employee, consultant, general partner, joint venture, majority owner or controlling shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly engage in any Competitive Activity. For purposes of this Agreement, a “Competitive Activity” shall mean any activity that is in material competition with the Company’s Business (as defined herein) in any States within the United States or countries throughout the world in which the Company and its Affiliates (and their successors) conducts business with respect to the Company’s Business in which the Company or any of its Affiliates engaged while Employee was employed by the Company or any of its Affiliates. For purposes of this Agreement, “Company’s Business” shall mean the business of research, development, manufacture and sale of (i) artificial and plant-based sweeteners, (ii) flavor enhancers and (iii) licorice ingredients (including components thereof).

(d)             Breach of Covenants. The Employee acknowledges that the restrictions contained in Section 5(a), Section 5(b) and Section 5(c) of this Agreement (i) correctly set forth the understanding of the parties at the time this Agreement is entered into and (ii) are reasonable and necessary to protect the legitimate interests of the Company. The Employee also acknowledges that any breach of Section 5(a), Section 5(b) or Section 5(c) of this Agreement will cause substantial injury to the Company for which money damages will not be an adequate remedy. In the event of any such breach, the Company shall be entitled, in addition to any other remedy, to seek a preliminary or permanent injunctive relief without the requirement to post a bond. If any court having jurisdiction shall find that any part of the restrictions set forth in this Agreement are unreasonable in any respect, it is the intent of the parties that the restrictions set forth herein shall not be terminated, but that this Agreement shall remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.

Section 6. Miscellaneous.

(a)             Tax Withholding. All payments required to be made to the Employee under this Agreement shall be subject to withholding of amounts relating to income tax, excise tax, employment tax and other payroll taxes to the extent required to be withheld pursuant to applicable law or regulation.

(b)             Section 409A. It is the intention of the parties that this Agreement be exempt from or comply with the requirements of Section 409A of the Code and applicable guidance issued thereunder (“Section 409A”), and this Agreement will be interpreted in accordance with such intent. Notwithstanding the foregoing, Employee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for Employee’s account with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold Employee harmless from any or all of such taxes or penalties. If the Company determines that the severance benefits provided under this Agreement constitutes “deferred compensation” under Section 409A and if Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of the Termination of Service of the Employee, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the Termination of Service of the Employee, and (ii) the date of Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (1) pay to Employee a lump sum amount equal to the sum of the payments that Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 6(b), and (2) commence paying the balance of the payments in accordance with the applicable payment schedule set forth in Section 3 of this Agreement. No interest shall be due on any amounts deferred pursuant to this Section 6(b). For purposes of Section 409A: (x) any payments to be made under this Agreement upon a termination of employment that constitute “nonqualified deferred compensation” within the meaning of Section 409A shall only be made upon a “separation from service” under Section 409A; (y) each payment made under this Agreement shall be treated as a separate payment; and (z) the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event shall any Employee, directly or indirectly, designate the calendar year of payment.

(c)             Mitigation; Offset. The Employee shall be obligated to minimize or mitigate damages by seeking other employment, and the obtaining of any such other employment shall reduce the obligations hereunder for the payments or benefits required to be provided to the Employee except as may be prohibited by Section 409A of the Code. The obligations of the Company hereunder shall not be affected by any set-off or counterclaim rights which any party may have against the Employee; provided, however, that the Company may offset any amounts owed to the Company by the Employee against any amounts owed to the Employee by the Company hereunder.

(d)             Overpayment. If, due to mistake or any other reason, the Employee receives benefits under this Agreement in excess of what this Agreement provides, the Employee shall repay the overpayment to the Company in a lump sum within thirty (30) days of notice of the amount of overpayment. If the Employee fails to so repay the overpayment, then without limiting any other remedies available to the Company, the Company may deduct the amount of the overpayment from any other benefits which become payable to the Employee under this Agreement or otherwise.

(e)             Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall be deemed to be excised from this Agreement, provided that the binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. No waiver by a party of any provisions or conditions of this Agreement shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

(f)              Successors and Assigns. This Agreement and all rights hereunder are personal to the Employee and shall not be assignable by the Employee; provided, however, that any amounts that shall have become payable under this Agreement prior to the Employee’s death shall inure to the benefit of the Employee’s heirs or other legal representatives, as the case may be. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. The Company shall require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. Upon such assumption by the successor, the Company automatically shall be released from all liability hereunder (and all references to the Company herein shall be deemed to refer to such successor). In the event a successor does not assume this Agreement, the benefits payable or to be provided pursuant to Section 3 of this Agreement will be paid or provided immediately prior to the Change in Control.

(g)             Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and supersedes any prior and/or contemporaneous agreements respecting severance benefits upon a Change in Control. No amendment to this Agreement shall be deemed valid unless in writing and signed by the parties. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

(h)             Notices. Any notice required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally or by courier or by electronic transmission or sent by express, registered or certified mail, postage prepaid, to the parties at the addresses hereinafter set forth, or at such other places that either party may designate by notice to the other. Notice to the Employee shall be addressed to the last known address in the Company’s records.

Notice to the Company shall be addressed to:

Whole Earth Brands, Inc.

125 S. Wacker Drive Suite 1250

Chicago, IL 60606

Attn: Vice President, Human Resources

(i)              Governing Law. Notwithstanding any conflicts of law or choice of law provision to the contrary, this Agreement shall be construed and interpreted according to the laws of the State of Delaware.

(j)              No Right to Continued Service. Nothing in this Agreement shall confer on the Employee any right to continue in the employ of the Company or interfere in any way (other than by virtue of requiring payments or benefits as expressly provided herein) with the right of the Company to terminate the Employee’s employment at any time.

(k)             Unfunded Obligation. Any payments hereunder shall be made out of the general assets of the Company. The Employee shall have the status of general unsecured creditor of the Company, and the Agreement constitutes a mere promise by the Company to make payments under this Agreement in the future as and to the extent provided herein.

(l)              [INTENTIONALLY OMITTED]

(m)            Golden Parachute Limitations. Notwithstanding any other agreement between the Company and Employee, in the event that any payment or benefits (whether made or provided pursuant to this Agreement or otherwise) provided to Employee constitute “parachute payments” within the meaning of Section 280G of the Code (“Parachute Payments”) and would be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code, then Employee will be entitled to receive only the maximum amount that may be provided to Employee without resulting in any portion of such Parachute Payments being subject to such Excise Tax. Any reduction of the Parachute Payments pursuant to the foregoing shall occur in the following order: (1) any cash payment under this Agreement, (2) any cash severance payable by reference to Employee’s base salary and annual bonus; (3) any other cash amount payable to Employee; (4) any benefit valued as a “parachute payment” (within the meaning of Section 280G of the Code); and (5) acceleration of vesting of any equity award. Any determination required under this Section 6(m) shall be made in writing by the independent public accountants of the Company, whose determination shall be conclusive and binding for all purposes upon the Company and the Employee. For purposes of making any calculation required by this Section 6(m), such accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code, including without limitation, determination whether such payments constitute reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code.

(n)             No Employment/Relationship/Other Arrangements. Employee acknowledges that this Agreement is not intended to constitute a contract of employment and that Employee’s service as an employee of the Company has no specific duration. Employee further acknowledges that either the Company or Employee may end Employee’s Service, with or without reason, and with or without notice, subject to applicable law. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, severance or other benefit plan of the Company. Employee acknowledges that the terms of this Agreement and the potential payments payable to Employee under this Agreement are strictly confidential and Employee agrees that Employee shall not divulge any information whatsoever regarding this Agreement without the express written permission of the Company; provided, however, that, Employee shall be permitted to disclose such information (i) to Employee’s spouse and Employee’s financial, tax and legal advisors or (ii) to the extent such information is publicly available (and for the avoidance of doubt the Company may disclose such information to the extent required by law, rule or regulation in connection with the transactions contemplated by the Merger Agreement or otherwise). The terms of this Agreement, including all defined terms used herein, have no bearing on any other agreement or arrangement between the Company and Employee or on any other Company employee benefit plan, program or policy in which Employee participates or is eligible to participate.

(o)             Captions and Headings. Captions and paragraph headings are for convenience only, are not a part of this Agreement and shall not be used to construe any provision of this Agreement.

(p)             Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but both of which when taken together shall constitute one (1) Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WHOLE EARTH BRANDS, INC.

By:
Name:
Title:

[Employee Name]

EXHIBIT A

Agreement and Release

This Agreement and Release (“Release”) is entered into between the undersigned employee (“Employee”), and Whole Earth Brands, Inc., a Delaware corporation (the “Company”), in connection with the Transaction Bonus Agreement between Employee and the Company dated February 12, 2024 (the “Transaction Bonus Agreement”). Employee shall have sixty (60) days to consider, execute and deliver this Release to the Company; such sixty (60) day period shall also include the lapse of the revocation period noted within this Release or any other statutory revocation period for the Release provided to Employee by law. By executing this Release, Employee agrees that sixty (60) days is a reasonable amount of time to carry out and allow for each of the above-described actions. While Employee may execute and deliver this Release to the Company at any time during such sixty (60) day period, Employee acknowledges that payment shall be received or commenced, as applicable and if any, at the time set forth in Section 2 of this Release.

1.            Definitions.

(a)            “Released Party” or collectively “Released Parties” means the Company and its past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities’ past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended beneficiary of this Release.

(b)            “Claim” or collectively “Claims” means any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, promises, contracts, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed. It also includes but is not limited to any claim for wages, benefits or other compensation; provided, however, that nothing in this Release will affect Employee’s entitlement to benefits pursuant to the terms of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended) sponsored by the Company in which Employee is a participant or any plan. The term Claims also includes but is not limited to claims asserted by Employee or on Employee’s behalf by some other person, entity or government agency.

(c)            Other capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Transaction Bonus Agreement.

2.            Consideration and Conditions to Payment.

The Company agrees to pay Employee the consideration set forth in Section 3(a) of the Transaction Bonus Agreement. The Company will make this payment to Employee, or commence making payments to Employee, as applicable, on the sixtieth (60th) day following closing of the Change in Control, provided that Employee has satisfied all requisite conditions to receive such payment as noted within this Release and the Transaction Bonus Agreement. Employee acknowledges that the payment that the Company will make to Employee under this Release is in addition to anything else of value to which Employee is entitled and that the Company is not otherwise obligated to make this payment to Employee.

3.            Release of Claims.

(a)            In consideration of the payments to be made under Section 3(a) of the Transaction Bonus Agreement, Employee, on behalf of himself and Employee’s heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that Employee has or may have against any of the Released Parties arising from Employee’s employment with the Company, the separation or termination thereof, and any other acts or omissions occurring on or before the date Employee signs this Release.

(b)            The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under the common law (tort, contract or other) of any jurisdiction; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Executive Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

(c)            In furtherance of this Release, Employee promises not to bring any Claims against any of the Released Parties in or before any court or arbitral authority.

(d)            Employee represents that Employee has made no assignment or transfer of any Claims covered by Paragraph 3(a) above.

(e)            In signing this Release, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Employee expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Release and that without such waiver the Company would not have agreed to the terms of the Transaction Bonus Agreement. Employee further agrees that in the event that Employee should bring a Claim seeking damages against a Released Party, or in the event Employee should seek to recover against any Released Party in any Claim brought by a governmental agency on Employee’s behalf, this Release shall serve as a complete defense to such Claims. Employee further agrees that Employee is not aware of any pending charge or complaint of the type described in Paragraph 3(b) as of the execution of this Release.

4.            Section 4: Acknowledgment.

Employee acknowledge that, by entering into this Release, the Company does not admit to any wrongdoing in connection with Employee’s Service or termination, and that this Release is intended as a compromise of any Claims Employee has or may have against the Released Parties. Employee further acknowledges that Employee has carefully read this Release and understands its final and binding effect, has had a reasonable amount of time to consider it, has been advised to seek, and has had the opportunity to seek, the advice of legal counsel of Employee’s choosing, and is entering this Release voluntarily. In addition, Employee hereby certifies his or her understanding that Employee may revoke the Release by providing written notice thereof to the Company within seven (7) days following execution of the Release and that, upon such revocation, this Release will not have any further legal effect.

5.            Applicable Law

This Release shall be construed and interpreted pursuant to the laws of the State of Delaware without regard to its choice of law rules.

6.            Severability

Each part, term, or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term, or provision is invalid, void, or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby. If any part, term, or provision is so found invalid, void or unenforceable, the applicability of any such part, term, or provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

BY SIGNING THIS RELEASE, EMPLOYEE REPRESENTS AND AGREES THAT:

(a)            EMPLOYEE HAS READ IT CAREFULLY;

(b)            EMPLOYEE UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)            EMPLOYEE VOLUNTARILY CONSENTS TO EVERYTHING IN IT;

(d)            EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND EMPLOYEE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION EMPLOYEE HAS CHOSEN NOT TO DO SO OF EMPLOYEE’S OWN VOLITION;

(e)             EMPLOYEE HAS HAD AT LEAST 21 DAYS FROM THE DATE OF EMPLOYEE’S INITIAL RECEIPT OF THIS RELEASE TO CONSIDER IT AND ANY CHANGES MADE SINCE SUCH VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)             EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS 7 DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH REVOCATION PERIOD HAS EXPIRED;

(g)            EMPLOYEE HAS SIGNED THIS RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

(h)            EMPLOYEE AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

WHOLE EARTH BRANDS, INC.

By:
Name:
Title:

[Employee Name]